UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2022

SINCERITY APPLIED MATERIALS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55475	45-2859440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1105, Level 11

370 Pitt Street

Sydney, New South Wales, Australia 2000

(Address of Principal Executive Offices)

+61 421 007 277

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SINC	OTC MARKET

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On September 27, 2022, we entered into an agreement with B D Pacific Pty Ltd. (“BDPPL” or the "Company"), a company formed in Australia (ACN: 608 421 683) with its registered address at PO BOX 444, KENT TOWN DC SA 5071, Australia, pursuant to which we agree to acquire 100% of ownership with business performance-based warrants to the current shareholders and management.

We further agree to purchase additional 1000 newly issued shares of BDPPL at price of USD 500,000, which will be injected into the fully owned subsidiary, BDPPL, as working capital post-closing.

Current shareholder and director of BDPPL, Simon Rees, is expected to be appointed as our Chief Operating Officer post-closing, mainly in charge of our international business expansion.

The foregoing description of the agreements thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement which are included in this Current Report as Exhibits 10.1 and 10.2 respectively and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

10.1	Stock Purchase Agreement
10.2	Class A Warrant Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2022

SINCERITY APPLIED MATERIALS HOLDINGS CORP.

By:	/s/ Yiwen Zhang
Name: Title:	Yiwen Zhang Chief Executive Officer

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